We consent to the use in the Form S-8, Registration Statement Under the Securities Act of 1933, of Advanced Financial, Inc. of our name and the statements with respect to us as appearing under the heading "Experts" in the Form S-8.



                                            ALLEN G. REEVES, P.C.


                                            By: /s/ Allen G. Reeves
                                               --------------------
                                                Allen G. Reeves



Denver, Colorado
March 21, 1996